UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

RHINO RESOURCE PARTNERS, LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34892	27-2377517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

424 Lewis Hargett Circle, Suite 250,

Lexington, Kentucky 40503

(Address of Principal Executive Offices) (Zip Code)

(859) 389-6500

{Registrant’s telephone number, including area code}

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2020, Rhino Resource Partners LP (the “Partnership”), Rhino Energy LLC, a wholly owned subsidiary of the Partnership (“Rhino Energy”), certain of Rhino Energy’s subsidiaries identified as Borrowers, and certain of the Partnership’s other subsidiaries identified, along with the Partnership, as Guarantors (collectively, the “Rhino Parties”) entered into a seventh amendment (the “Seventh Amendment”) to the Financing Agreement (as amended through the date hereof, the “Financing Agreement”) originally executed on December 27, 2017 with Cortland Capital Market Services LLC, as Collateral Agent and Administrative Agent, CB Agent Services LLC, as Origination Agent and the parties identified as Lenders therein (the “Lenders”).

The Seventh Amendment amends the Financing Agreement in the following manner:

●	Permits the incurrence of the previously-reported $10.0 million loan under the Paycheck Protection Program (the “PPP Loan”) obtained under the CARES Act;

●	Modifies the timing of repayment of outstanding borrowings from $375,000 on a quarterly basis to $125,000 on a monthly basis;

●	Eliminates the covenants to maintain minimum collateral coverage amounts and to maintain a minimum fixed charge coverage ratio;

●	Requires the Rhino Parties to maintain minimum amounts of liquidity and minimum amounts of combined liquidity and accounts receivable as set forth below:

Period	Minimum Liquidity	Minimum Liquidity and Accounts Receivable
Month ending May 31, 2020	$2,000,000	$6,000,000
Month ending June 30, 2020	2,000,000	11,000,000
Quarter ending September 30, 2020	2,500,000	11,000,000
Quarter ending December 31, 2020	3,000,000	11,000,000
Quarter ending March 31, 2021	3,500,000	11,000,000
Quarter ending June 30, 2021 and thereafter	4,000,000	11,000,000

●	Requires the Rhino Parties to maintain minimum coal inventories at all times of (i) $10,000,000 during the quarter ending June 30, 2020; (ii) $12,000,000 at any time during the quarter ending September 30, 2020 and (iii) $13,000,000 at any time during the quarter ending December 31, 2020 and thereafter;

●	Requires the Rhino Parties to provide a 13-week budget on a quarterly basis to the Lenders, as well as budget compliance reports on a weekly basis;

●	Adds, as an event of default, the occurrence of either (i) actual cash receipts for any two week period being less than 90% of the amount projected in the 13-week budget for such two-week period or (ii) actual cash disbursements during any two week period exceed 115% of the amount projected in the 13-week budget for such two-week period; and

●	Requires the Rhino Parties to deposit cash receipts (other than the proceeds of the PPP Loan) into a blocked cash management account. The Partnership will submit a weekly report detailing the Rhino Parties’ cash requirements for the succeeding week, and provided the report is to the Origination Agent’s satisfaction, an amount equal to such weekly cash requirements will be transferred from the blocked cash management account to the Rhino Parties’ account.

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The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Seventh Amendment, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Seventh Amendment is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 26, 2020, Rhino GP LLC, the Partnership’s general partner (the “General Partner”), appointed Thomas L. Fairfield, 61, as Chief Restructuring Officer (“CRO”) of the General Partner to assist with the Rhino Parties’ financial condition and liquidity situation. Since July 2018, Mr. Fairfield has provided strategic consulting services to business clients through Cambio Group LLC (“Cambio”). In connection with Cambio’s engagement by Journey Group Acquisition Co., LLC (“Journey Group”), a death care services company operating funeral, cemetery and cremation businesses, Mr. Fairfield has served as president and chief executive officer and a member of the board of managers of Journey Group since October 2018. Mr. Fairfield is also Chief Operating Officer and Chief Financial Officer of Nordic Acquisition Corporation, a recently formed company that has no current operations but will seek to acquire a European technology business in the future. Prior to starting Cambio, Mr. Fairfield served as chief operating officer of WMIH Corp. (“WMIH”) from May 2015 to July 2018 and as a director from May 2015 to June 2017, which changed its name to Mr. Cooper Group Inc. following its acquisition of Nationstar Mortgage Holdings Inc. From March 2006 to May 2015, Mr. Fairfield held various officer positions, including executive vice president, chief operating officer, and general counsel, with Capmark Financial Group Inc., a commercial real estate finance and services company, and served as a director from September 2011 to June 2017. Mr. Fairfield has a Juris Doctorate degree from Georgetown University Law Center and a B.S.F.S. from Georgetown University. He is admitted to the bar of the states of Connecticut, Pennsylvania, New York, and the District of Columbia, and is a Member of the American Bar Association.

As the Partnership’s CRO, under the oversight, approval and direction of an independent committee of the board of directors of the General Partner, Mr. Fairfield will provide advisory services supporting any restructuring activities including, but not limited to: (a) supporting the Partnership’s liquidity, cash management process and budgeting process; (b) developing restructuring plans or strategic alternatives (including assisting in any sale process); (c) serving as the principal contact with the Partnership’s secured creditors, unsecured creditors and other stakeholders with respect to any restructuring activities; (d) acting as the principal contact and providing any other services required in the preparation of or during any legal proceedings involving the Partnership in a United States court of law. As compensation for his role as CRO of the Partnership, Mr. Fairfield will be paid a fee of $100,000 per month, payable monthly in advance during the term of his engagement.

Item 7.01 Regulation FD.

On May 29, 2020, the Partnership issued a press release announcing the hiring of Thomas L. Fairfield as Chief Restructuring Officer as well as its intention to file Form 15 with the SEC on or before June 15, 2020, a copy of which is furnished herewith as Exhibit 99.1. The Partnership’s filing of the Form 15 will terminate the registration of the Partnership’s common units under Section 12(g) Securities Exchange Act of 1934, as amended (“Exchange Act”) and suspend its SEC reporting obligations under Section 15(d) of the Exchange Act. This measure is intended to eliminate the substantial legal, accounting and administrative costs associated with being a SEC reporting company in light of the Partnership’s ongoing financial distress and liquidity issues. Upon filing the Form 15, the Partnership’s obligation to file certain Exchange Act reports, including Forms 10-K, 10-Q and 8-K will be immediately suspended.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless Rhino specifically states in a future filing that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Seventh Amendment to Financing Agreement dated as of May 22, 2020, by and among Rhino Resource Partners LP, as Parent, Rhino Energy LLC and each subsidiary of Rhino Energy listed as a borrower on the signature pages thereto, as Borrowers, Parent and each subsidiary of Parent listed as a guarantor on the signature pages thereto, as Guarantors, the lenders from time to time party thereto, as Lenders, Cortland Capital Market Services LLC, as Collateral Agent and Administrative Agent and CB Agent Services LLC, as Origination Agent.
99.1	Press release dated May 29, 2020.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC
its General Partner

Date: May 29, 2020	By:	/s/ Whitney C. Kegley
Whitney C. Kegley
Vice President, Secretary and General Counsel

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